UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2017

VAREX IMAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-37860	81-3434516
(Commission File Number)	(IRS Employer Identification No.)

1678 S. Pioneer Road, Salt Lake City, Utah	84104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 432-4422

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Varex Imaging Corporation (the “Company”) previously filed with the U.S. Securities and Exchange Commission a registration statement on Form 10, initially filed on August 11, 2016 (as amended, the “Registration Statement”), relating to the distribution by Varian Medical Systems, Inc. (“Parent”) of all of the outstanding shares of common stock of the Company to Parent stockholders. On January 19, 2017, the Registration Statement became effective. The Registration Statement includes a preliminary information statement that describes the distribution and provides important information regarding the Company’s business and management.

The final information statement, dated January 20, 2017 (the “Information Statement”), is attached hereto as Exhibit 99.1.

As further described in the Information Statement, Parent expects to distribute 0.4 of a share of Company common stock for every one share of Parent common stock held as of the close of business on January 20, 2017, the record date for the distribution. Subject to the satisfaction or waiver of the conditions for the distribution, which are described in the Information Statement, the distribution is expected to occur at 12:01 a.m., Pacific Time, on January 28, 2017.

Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the U.S. Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Information Statement of Varex Imaging Corporation, dated January 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2017	VAREX IMAGING CORPORATION

	By:	/s/ Kimberley E. Honeysett
Kimberley E. Honeysett
Vice President and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Information Statement of Varex Imaging Corporation, dated January 20, 2017